UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2008

HS3 TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-117874
(Commission File Number)

20-3598613
(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211
(Address of principal executive offices and Zip Code)

(303) 455-2550
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2008, we entered into an agreement with the American Humane Association (“AHA”), pursuant to which we plan to engage in the development of a Video Monitoring System under the AHA’s American Human Certified™. The Video Monitoring System will expand the observations and augment the compliance of the American Human Certified™ for humane care.

We are to install and integrate five Video Monitoring Systems in production and transportation facilities and conduct beta testing to reflect the animal species and sub groups that the American Human Certified™ certifies. Upon successful completion of the beta testing, AHA will have a system that can provide real-time analytical technology tools and increase observation frequency.

Under the agreement, we are scheduled to install five beta sites within sixty days for three species; Swine, Chicken, and Cattle. We anticipate recurring revenue of $250 per month from monitoring each location.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana
Mark Lana
Chief Executive Officer and Director

August 14, 2008